UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Exopack Holding Corp. (the “Company”) entered into a $110 million Amended and Restated Credit Agreement with a syndicate of financial institutions. Interest will accrue on amounts outstanding either at the Base Rate (as defined therein) plus an applicable margin or at the LIBOR Rate (as defined therein) plus an applicable margin. The Amended and Restated Credit Agreement matures on January 31, 2011.

Item 8.01.	Other Events.

On November 1, 2007, the Company announced that its subsidiary, Exopack Performance Films, Inc., had entered into a definitive agreement with DuPont Liquid Packaging Systems (“Liqui-Box”) to purchase Liqui-Box’s performance films business segment, including its Whitby, Ontario operating facility.

A copy of the press release announcing the transaction is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: November 7, 2007	By:	/s/ Jack E. Knott
	Name:	Jack E. Knott
	Title:	President, Chief Executive Officer, and Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated November 1, 2007.